SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


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Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 Motorola, Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                                Icahn Onshore LP
                                CCI Onshore Corp.
                          Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                       Icahn Partners Master Fund III L.P.
                                Icahn Offshore LP
                               CCI Offshore Corp.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                  Carl C. Icahn

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                              FOR IMMEDIATE RELEASE

Contact:  Susan Gordon (212) 702-4309

CARL ICAHN PUBLISHES AN OPEN LETTER TO MOTOROLA STOCKHOLDERS

New York, NY, May 4, 2007 - Carl C. Icahn today wrote to fellow  Motorola (NYSE:
MOT) stockholders:


                                  Carl C. Icahn
                                767 Fifth Avenue
                                   Suite 4700
                               New York, NY 10153

May 4, 2007

Dear Fellow Stockholders:

Ask yourself what is the real reason Motorola management is devoting so much time and effort to deny a large stockholder a single board seat, when their time could be much better spent fixing their business at this critical juncture for the company. I am fearful the answer might be very troubling.

As I have previously pledged, if elected to the Motorola board, I will devote all of the time and energy required to contribute to stockholder value. And, as I've said before, I will resign from a sufficient number of boards to ensure compliance with ISS' policy on overboardedness. My $1.2 billion investment is evidence of my commitment to Motorola and its future success -to suggest otherwise is ludicrous. MY INTEREST IN HAVING THINGS GO RIGHT AT MOTOROLA IS FULLY ALIGNED WITH YOURS.

If elected, I intend to remain a long-term stockholder of Motorola, as I have done at numerous companies on whose boards I have served over the last two and a half decades. If you believe as I do--that stockholders should have a seat on the boards of troubled companies such as Motorola, to ensure that managements are held accountable, please give me your support by voting the GOLD proxy card today. You can vote by telephone, by Internet or by signing, dating and returning the GOLD proxy card.

                                                     THANK YOU FOR YOUR SUPPORT,


                                                     Carl C. Icahn

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                             YOUR VOTE IS IMPORTANT!

           Remember, you can vote your shares by telephone, or via the
              Internet. Please follow the easy instructions on the
                                GOLD proxy card.


   Please remember, only the latest-dated proxy counts. If you have previously signed and returned a White proxy card to Motorola, you have every right to change your vote. You may revoke any proxy card already
                sent to Motorola by using the GOLD proxy card to
                      vote by telephone, by Internet or by
                  signing, dating and returning the GOLD proxy
                                   card today.


                     IF YOU HAVE ANY QUESTIONS ABOUT VOTING
                        YOUR SHARES, PLEASE CALL THE FIRM
                       ASSISTING ME IN THE SOLICITATION OF
                                    PROXIES,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, AT (877) 825-8772.

--------------------------------------------------------------------------------


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.